EX-3.1 3 articles.htm CERTIFICATE OF INCORPORATION

*040

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of
Barbara K. Cegavske
Barbara K. Cegavske
Secretary of State
State of Nevada

Docu 201
Filing 11/
Entity E0

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FC

1. Name of Corporation: Phoenix Plus Corp

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: Vcorp Services, LLC
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Ent (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address | City | Nevada

Mailing Address (if different from street address) | City | Nevada

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 1200000000 | Par value per share: $ 0.0001 | Number of shares without par value:

4. Names and Addresses of the Board of Directors/ Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/ rustees)

1) Fong Teck Kheong
Name
9-4 & 11-4, Jalan SP 2/7, Serdang Perdana, 43300 Seri Kembangan Selangor Darul Ehsan, Malaysia
Street Address | City | State

2)
Name
Street Address | City | State

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be:

6. Benefit Corporati (see instructions)

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correc that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filir the Secretary of State.

Laura Bohan
Name

X [signature]
Incorporator Signature

25 Robert Pitt Drive Suite 204 | Monsey | NY
Address | City | State

8. Certificate of Acceptance of Appointment of

I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.

X [signature]